Exhibit 1.1

Pony AI Inc.
[●] American Depositary Shares
Representing [●] Class A Ordinary Shares
(par value US$0.0005 per share)

Underwriting Agreement

[●], 2024

Goldman Sachs (Asia) L.L.C.,

Merrill Lynch (Asia Pacific) Limited,

Deutsche Bank AG, Hong Kong Branch, and

Huatai Securities (USA), Inc.

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center
2 Queen’s Road Central
Hong Kong

c/o Merrill Lynch (Asia Pacific) Limited
55/F Cheung Kong Center
2 Queen’s Road Central
Hong Kong

c/o Deutsche Bank AG, Hong Kong Branch

60/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

and

c/o Huatai Securities (USA), Inc.

21 Floor East, 280 Park Avenue

New York, NY 10017

United States

Ladies and Gentlemen:

Pony AI Inc., an exempted company incorporated in the Cayman Islands (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [●] American Depositary Shares, each representing one Class A ordinary share, par value US$0.0005 per share (the “Ordinary Shares”), of the Company (such [●] American Depositary Shares herein called the “Firm ADSs”). At the election of the Representatives on behalf of the Underwriters, the Company also proposes to sell to the several Underwriters up to [●] additional American Depositary Shares of the Company (such [●] American Depositary Shares herein called the “Optional ADSs”). The Firm ADSs and the Optional ADSs that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “ADSs,” and the underlying Ordinary Shares of the ADSs are herein collectively called the “Offered Shares.”

The ADSs are to be issued pursuant to a deposit agreement (the “Deposit Agreement”), dated on or about [●], 2024, among the Company, Deutsche Bank Trust Company Americas, as depositary (the “Depositary”), and the beneficial owners and holders from time to time of the American Depositary Receipts (the “ADRs”) issued by the Depositary evidencing the ADSs. The ADSs will represent the right to receive the Offered Shares deposited pursuant to the Deposit Agreement.

1.            The Company represents and warrants to, and agrees with, each of the Underwriters that:

(i)            A registration statement on Form F-1 (File No. 333-282700) (the “Initial Registration Statement”) in respect of the Offered Shares has been filed with the Commission; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; a registration statement on Form F-6 (File No. 333-[●]) relating to the ADSs has been filed with the Commission and such registration statement has become effective (such registration statement on Form F-6, including all exhibits thereto, as amended through the time such registration statement becomes effective, being hereinafter referred to as the “ADS Registration Statement”). The Company has also filed, in accordance with Section 12 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), a registration statement on Form 8-A (File No. 001-[●]) (the “Form 8-A Registration Statement”) to register, under Section 12(b) of the Exchange Act, the Offered Shares and the ADSs; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the United States Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto, the ADS Registration Statement, the Form 8-A Registration Statement or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the ADSs that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the ADSs is hereinafter called an “Issuer Free Writing Prospectus”);

(ii)            (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, (B) each of the ADS Registration Statement and the Form 8-A Registration Statement, at the time of filing thereof, conformed to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(iii)            For the purposes of this Agreement, the “Applicable Time” is [●]: [●] [am/pm] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) hereof) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; each roadshow, if any, when considered together with the Pricing Disclosure Package, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and, if applicable, each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication stated in Schedule II(d) does not conflict with the information contained in the Pricing Prospectus or the Prospectus, and, if applicable, each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication stated in Schedule II(d), as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4 hereof), will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(iv)            The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery (as defined in Section 4 hereof), contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) hereof);

(v)            No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Preliminary Prospectus, and the Prospectus (including all amendments and supplements thereto) has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(vi)            Each of the Company’s direct and indirect subsidiaries shall be referred to hereinafter each as a “Subsidiary” and collectively as “Subsidiaries.” Each Subsidiary has been duly incorporated and organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except to the extent that the failure to be so qualified would not have a Material Adverse Effect. All of the issued and outstanding shares of each Subsidiary have been duly authorized, validly issued and duly paid in accordance with the relevant laws of the jurisdiction of its incorporation and the articles of association of such Subsidiary, are non-assessable, and the shares of the Subsidiaries owned by the Company, directly or through other Subsidiaries, are free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim, preemptive rights or equity.

(vii)            (i) The description of the corporate structure of the Company as set forth in the Pricing Disclosure Package and the Prospectus under the captions “Our History and Corporate Structure”, is true and accurate in all material respects and nothing has been omitted from such description which would make it misleading. There is no other material agreement, contract or other document relating to the corporate structure or the operation of the Company together with its Subsidiaries and Consolidated Affiliated Entities taken as a whole, which has not been previously disclosed or made available to the Underwriters and disclosed in the Pricing Disclosure Package and the Prospectus.

(viii)            (i) The currently effective memorandum and articles of association of the Company comply with the requirements of applicable Cayman Islands law and are in full force and effect. The ninth amended and restated memorandum and articles of association of the Company adopted on September 3, 2024, filed as Exhibit 3.2 to the Registration Statement, comply with the requirements of applicable Cayman Islands law and, immediately prior to closing on the First Time of Delivery, will be in full force and effect; and (ii) all of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect;

(ix)            Neither the Company nor any of its Subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its Subsidiaries taken as a whole; and, since the respective dates as of which information is given in the Pricing Prospectus, (a) the Company has not purchased any of its outstanding share capital, nor declared, paid or otherwise made any dividend or distribution of any kind on its share capital other than ordinary and customary dividends and (b) there has not been (x) any change in the issued shares (other than as a result of (i) the exercise, if any, of share options or the award, if any, of share options or restricted shares in the ordinary course of business pursuant to the Company’s equity incentive plans that are described in the Pricing Disclosure Package and the Prospectus or (ii) the issuance, if any, of shares upon conversion of Company securities as described in the Pricing Disclosure Package and the Prospectus) or long-term debt of the Company or any of its Subsidiaries or (y) any Material Adverse Effect (as defined in this paragraph); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, shareholders’ equity or results of operations of the Company and its Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or the Deposit Agreement;

(x)            The Company and its Subsidiaries have good and marketable title to all personal property owned by them, in each case material to the business of the Company and its Subsidiaries taken as a whole, free and clear of all liens, encumbrances; and any real property and buildings held under lease by each of the Company and its Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company and its Subsidiaries;

(xi)            The Company has been (i) duly organized or incorporated and is validly existing and in good standing under the laws of its jurisdiction of organization or incorporation, with power and authority (corporate and other) to own, lease or operate its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of the jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification; and each of the Company’s significant Subsidiaries has been listed in the Registration Statement;

(xii)            The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued and outstanding shares of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to their description contained in the Pricing Disclosure Package and the Prospectus;

(xiii)            The Offered Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform to their description contained in the Pricing Disclosure Package and the Prospectus; and the Offered Shares are not issued in violation of any preemptive or similar rights;

(xiv)            Upon the due issuance by the Depositary of the ADRs evidencing the ADSs against the deposit of the Offered Shares in accordance with the provisions of the Deposit Agreement, such ADRs evidencing the ADSs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs evidencing the ADSs are registered will be entitled to the rights of registered holders of such ADRs evidencing the ADSs specified therein and in the Deposit Agreement;

(xv)            Neither the Company nor any of its Subsidiaries has taken or will take, directly or indirectly, any action which is designed to, or which has constituted, or which might have been expected to cause or result in stabilization or manipulation of the price of any security of the Company in connection with the offering of the ADSs;

(xvi)            Other than this Agreement, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Underwriters for a brokerage commission, finder’s fee or other like payment in connection with this offering;

(xvii)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act (collectively, “registration rights”), and any person to whom the Company has granted registration rights has agreed not to exercise such rights until after the expiration of the Lock-Up Period as defined herein;

(xviii)            The issue of the Offered Shares by the Company, the deposit of the Offered Shares with the Depositary, the issue and sale of the ADSs, and the execution, delivery and performance of this Agreement and the Deposit Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound or to which any of the property or assets of the Company or any of its Subsidiaries is subject, except, in the case of this clause (A) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a Material Adverse Effect, (B) the certificate of incorporation or by-laws (or other applicable organizational or constitutional document) of the Company or any of its Subsidiaries, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Offered Shares to be sold by the Company, the deposit of the Offered Shares with the Depositary, the issue and sale of the ADSs, or the consummation by the Company of the transactions contemplated by this Agreement and the Deposit Agreement, except such as have been obtained, or made on or prior to the First Time of Delivery, and are, or on the First Time of Delivery will be, in full force and effect, including the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws, or the China Securities Regulatory Commission (“CSRC”) in connection with the offering of the ADSs;

(xix)            There are no affiliations or associations between (A) any member of FINRA and (B) the Company or, any of the Company’s officers, directors or 10% or greater security holders or any beneficial owner of the Company’s unregistered equity securities that were acquired at any time on or after the 180th day immediately preceding the date the Registration Statement was first filed with the Commission.

(xx)            Except for any taxes imposed on any Underwriter by the PRC, Hong Kong, the Cayman Islands or the United States as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between such Underwriter and the jurisdiction imposing such taxes, no registration, stamp or other issuance, capital, value-added, documentary or transfer taxes or duties and no capital gains, income, withholding or other taxes are payable by or on behalf of the Underwriters to the PRC, Hong Kong, the Cayman Islands, United States or any political subdivision or taxing authority thereof or therein or in connection with (A) the issuance of the Offered Shares and their deposit with the Depositary; (B) the issuance of the ADSs by the Depositary; (C) the sale and delivery of the ADSs by the Underwriters as part of the Underwriters’ distribution of the ADSs as contemplated hereunder; and (D) the execution, delivery, performance and admission in court proceedings of this Agreement and the Deposit Agreement and the consummation of the transactions contemplated hereby and thereby, save that this Agreement and the Deposit Agreement may be subject to Cayman Islands stamp duty if they are executed in or brought into the Cayman Islands;

(xxi)            Neither the Company nor any of its Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization or constitutional document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Subsidiaries or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except in the cases of the foregoing clauses (ii) and (iii), such violations or defaults that would not, individually or in the aggregate, result in a Material Adverse Effect;

(xxii)            The statements in the Pricing Disclosure Package and the Prospectus under the headings “Description of Share Capital,” and “Description of American Depositary Shares,” “Shares Eligible for Future Sale” insofar as they purport to constitute a summary of the terms of the Ordinary Shares and ADSs, and under the headings “Taxation” and “Underwriting,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such matters described therein in all material respects.

(xxiii)            There are no related-party transactions involving the Company or any of its Subsidiaries, or any other person required to be described in the Pricing Disclosure Package and the Prospectus which have not been described as required;

(xxiv)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, (A) the Company and its Subsidiaries possess, and are in compliance with the terms of, all certificates, authorizations, orders, franchises, licenses and permits and has made all declarations and filings (collectively, the “Licenses”) necessary or material to the conduct of their business now conducted, except that such failure would not have a Material Adverse Effect; (B) the Company and its Subsidiaries have not received any notice of proceedings relating to the revocation or modification of any License that, if determined adversely to the Company or any of its Subsidiaries, would have a Material Adverse Effect; and (C) all of the Licenses are valid and in full force and effect, except when the invalidity of such Licenses or the failure of such Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect;

(xxv)            The Company and its Subsidiaries own, possess, license, can acquire on reasonable terms or have other rights to use, all trade and service marks, trade names, patent rights, copyrights, domain names, inventions, licenses, approvals, trade secrets, inventions, technology, know-how and other intellectual property and similar rights, including registrations and applications for registration thereof (collectively, the “Intellectual Property Rights”) necessary or material to the conduct of their business now conducted, except for such as would not have a Material Adverse Effect, and the expected expiration of any such Intellectual Property Rights would not, individually or in the aggregate, have a Material Adverse Effect. (i) There are no rights of third parties to any of the Intellectual Property Rights owned by the Company or its Subsidiaries; (ii) there is no infringement, misappropriation, breach, default or other violation, or the occurrence of any event that with notice or the passage of time would constitute any of the foregoing, by the Company or its Subsidiaries or third parties of any of the Intellectual Property Rights of the Company or its Subsidiaries; (iii) there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the Company’s or any of its Subsidiaries’ rights in or to, or the violation of any of the terms of, any of their Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others challenging the validity, enforceability or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or, to the best knowledge of the Company after due inquiry, threatened action, suit, proceeding or claim by others that the Company or any its Subsidiaries infringes, misappropriates or otherwise violates or conflicts with any Intellectual Property Rights or other proprietary rights of others and the Company is unaware of any other fact which would form a reasonable basis for any such claim; (vi) to the best knowledge of the Company after due inquiry, none of the Intellectual Property Rights used by the Company or its Subsidiaries in their businesses has been obtained or is being used by the Company or its Subsidiaries in violation of any contractual obligation binding on the Company or any of its Subsidiaries in violation of the rights of any persons; and (vii) the discoveries, inventions, products, services or processes of the Company and its Subsidiaries, to the Company’s best knowledge after due inquiry, do not violate or conflict with any Intellectual Property right of any third party except in each case covered by clauses (i) through (vii) such as would not, if determined adversely to the Company or any of its Subsidiaries, would have a Material Adverse Effect. All material Intellectual Property Rights owned or licensed by the Company (including all material copyrights and patents owned or licensed by the Company and its Subsidiaries) are valid, enforceable and not subject to any ongoing or, to the Company’s best knowledge, threatened interference, reexamination, judicial or administrative proceeding pertaining to validity, enforceability or scope.

(xxvi)            The Company and each of its subsidiaries (i) are in compliance with any and all applicable national, foreign, federal, state, provincial, and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect. There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(xxvii)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, the Company and its Subsidiaries carry, or are covered by, insurance for the conduct of their respective businesses, operations, personnel and the value of their respective properties, if applicable, in such amounts and covering such risks as the Company reasonably believes is adequate and customary for companies engaged in similar businesses;

(xxviii)            Each of the Company and its Subsidiaries has paid all income and other taxes required to be paid by each of them, and any other assessment, fine or penalty related to taxation levied against them by any governmental authority to the extent that any of the foregoing is due and payable (except for cases in which the failure to pay would not, singly or in the aggregate, have a Material Adverse Effect, and other than any taxes the amount or validity of which is currently being contested in good faith and for which adequate reserves have been established in accordance with applicable accounting principles) and timely filed all required tax returns, reports and filings that have been due and for which no extensions have been granted, or have been granted extensions thereof (except where the failure to file would not, singly or in the aggregate, have a Material Adverse Effect); and no tax deficiency has been determined adversely to the Company or any of its Subsidiaries which, singly or in the aggregate, has had (nor does the Company nor any of its Subsidiaries have any knowledge of any tax deficiency which could reasonably be expected to be determined adversely to the Company or its Subsidiaries and which would reasonably be expected to have) a Material Adverse Effect;

(xxix)            No labor dispute, work stoppage, slow down or other conflict with the employees of the Company or any of its Subsidiaries exists or, to the best knowledge of the Company, is imminent or threatened that would, individually or in the aggregate, have a Material Adverse Effect; the Company is not aware of any existing or imminent labor dispute, work stoppage, slow down or other conflict with the employees of any of its or its Subsidiaries’ principal customers, suppliers or contractors that could, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect;

(xxx)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, there are no legal, arbitration or governmental proceedings (including, without limitation, governmental investigation or inquiries) pending to which the Company or any of its Subsidiaries or any officer or director of the Company is a party or of which any property or assets of the Company or any of its Subsidiaries or any officer or director of the Company is the subject which, if determined adversely to the Company or any of its Subsidiaries (or such officer or director), would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others;

(xxxi)            It is not necessary under the laws of the Cayman Islands (i) to enable the Underwriters to enforce their rights under this Agreement or to enable any holder of ADSs to enforce their respective rights thereunder, provided that they are not otherwise engaged in business in the Cayman Islands, or (ii) solely by reason of the execution, delivery or consummation of this Agreement, for any of the Underwriters or any holder of ADSs or Ordinary Shares to be qualified or entitled to carry out business in the Cayman Islands.

(xxxii)            Under the laws of the Cayman Islands, each holder of ADRs evidencing ADSs issued pursuant to the Deposit Agreement shall be entitled, subject to the Deposit Agreement, to seek enforcement of its rights through the Depositary or its nominee registered as representative of the holders of the ADRs in a direct suit, action or proceeding against the Company.

(xxxiii)            Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its Subsidiaries is currently prohibited, directly or indirectly, from paying any dividends, from making any other distribution on its share capital, from making or repaying any loans or advances to the Company or any other Subsidiaries or from transferring any of its property or assets to the Company or any other Subsidiary. Except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) all dividends and other distributions declared and payable may be converted into foreign currency and freely transferred out of such entity’s jurisdiction of incorporation and may be paid in United States dollars, without the consent, approval, authorization or order of, or qualification with, any court or governmental agency or body in such entity’s jurisdiction of incorporation or tax residence, and (ii) all dividends and other distributions by the Company will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands, Hong Kong or the PRC and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands, Hong Kong or the PRC, and without the necessity of obtaining any governmental authorization in the Cayman Islands, Hong Kong or the PRC;

(xxxiv)            Each of the Company and its Subsidiaries that were incorporated outside of the PRC has taken, or is in the process of taking, all reasonable steps to comply, and to ensure compliance by each of its shareholders and holders of options or restricted shares that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen with any applicable rules and regulations of the State Administration of Foreign Exchange (the “SAFE Regulations”), including, without limitation, requesting each shareholder and holder of operations or restricted shares that is, or is directly or indirectly owned or controlled by, a PRC resident or citizen to complete any registration and other procedures required under applicable SAFE Regulations;

(xxxv)            The Company is aware of and has been advised as to, the content of the Rules on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors jointly promulgated by the Ministry of Commerce, the State Assets Supervision and Administration Commission, the State Tax Administration, the State Administration of Industry and Commerce, the CSRC and the State Administration of Foreign Exchange of the PRC on August 8, 2006, as amended on June 22, 2009 (together with any official clarification, guidance, interpretation or implementation rules related thereto, the “M&A Rules”), in particular the relevant provisions thereof which purport to require offshore special purpose vehicles, or SPVs, formed for listing purposes and controlled directly or indirectly by PRC companies or individuals, to obtain the approval of the CSRC prior to the listing and trading of their securities on an overseas stock exchange; the Company has received legal advice specifically with respect to the M&A Rules from its PRC counsel and the Company understands such legal advice; and the Company has fully communicated such legal advice from its PRC counsel to each of its directors that signed the Registration Statement and each director has confirmed that he or she understands such legal advice; the Company and each director of the Company that signed the Registration Statement understand the potential personal liability to which each director of the Company that signed the Registration Statement and the executive officers of the Company may be subject in the event that the offering and sales of the ADSs as contemplated in this Agreement or the listing and trading of the ADSs on the Nasdaq Global Select Market (the “Exchange”) were deemed not to be in compliance with the PRC Mergers and Acquisitions Rules;

(xxxvi)            Each of the letters, filings, correspondences, communications, documents, responses, undertakings and submissions in any form, including any amendments, supplements and/or modifications thereof, made or to be made to the CSRC, relating to or in connection with the offering of the ADSs pursuant to the CSRC Filing Rules (as defined below) and other applicable rules and requirements of the CSRC (including, without limitation, the filing report of the Company in relation to this offering, including any amendments, supplements and/or modifications thereof, submitted to the CSRC on September 18, 2023 pursuant to Article 13 of the CSRC Filing Rules (the “CSRC Filing Report”) and supplementary explanation, filings and/or responses for the purpose of replying to queries and comments raised by the CSRC) (the “CSRC Filings”) is and remains complete, true and accurate and not misleading in any respect, and does not omit any information which would make the statements made therein, in light of the circumstances under which they were made, misleading in any respect.

(xxxvii)            The Company has complied with all requirements and timely submitted all requisite filings in connection with the offering (including, without limitation, the CSRC Filing Report) with the CSRC pursuant to the CSRC Filing Rules and all applicable laws, and the Company has not received any notice of rejection, withdrawal or revocation from the CSRC in connection with such CSRC Filings.

(xxxviii)            Each of the CSRC Filings made by or on behalf of the Company is in compliance with the disclosure requirements pursuant to the CSRC Filing Rules. The Company has not submitted any undertakings in connection with the Company or the Offering to CSRC or other PRC regulators that the Underwriters are not aware of;

(xxxix)            The application of the net proceeds from the offering of the ADSs, as described in the Pricing Disclosure Package and the Prospectus, will not, contravene any provision of any current and applicable laws or the current constituent documents of the Company or any Subsidiary or contravene the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument currently binding upon the Company or any Subsidiary or any governmental authorization applicable to any of the Company or any Subsidiary;

(xl)            The Company is not and, after giving effect to the offering and sale of the ADSs and the application of the proceeds thereof, will not be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xli)            At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the ADSs, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xlii)            Deloitte Touché Tohmatsu Certified Public Accountants LLP, who have certified certain financial statements of the Company and its Subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(xliii)            The Company has established and maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act that (i) complies with the applicable requirements of the Exchange Act, and (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”), and to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Disclosure Package and the Prospectus, (i) the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting and (ii) the Company’s independent accountants have not notified the Company of any “reportable conditions” (as that term is defined under standards established by the American Institute of Certified Public Accountants) in the Company’s internal accounting controls, or other weakness or deficiencies in the design or operation of the Company’s internal accounting controls, that has materially affected the Company’s internal control over financial reporting, or could materially adversely affect the Company’s ability to record, process, summarize and report financial data consistent with the assertions of the Company’s management in the financial statements;

(xliv)            Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect the Company’s internal control over financial reporting;

(xlv)            The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with applicable provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof that are then in effect and with which the Company is required to comply from the effectiveness of the Registration Statement.

(xlvi)            The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its Subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xlvii)            Each of this Agreement and the Deposit Agreement has been duly authorized, executed and delivered by the Company and is in proper form to be enforceable against the Company in the Cayman Islands in accordance with its terms; to ensure the legality, validity, enforceability or admissibility into evidence in the Cayman Islands of this Agreement or the Deposit Agreement, it is not necessary that this Agreement or the Deposit Agreement be filed or recorded with any court or other authority in the Cayman Islands;

(xlviii)            Neither the Company nor any of its Subsidiaries nor any director, officer employee or affiliate of the Company or any of its Subsidiaries nor, to the best knowledge of the Company, any agent, representative or other person associated with or acting on behalf of the Company or any of its Subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable Law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its Subsidiaries have instituted, and maintain and enforce, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(xlix)            Neither the Company nor any of its Subsidiaries, directors or officers, nor, to the best knowledge of the Company, any agent, employee or affiliate or other person associated with or acting on behalf of the Company or any of its Subsidiaries is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union, His Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Company, any of its Subsidiaries located, organized or resident in a country, region or territory that is the subject or the target of Sanctions, including, without limitation, the so-called Donetsk People’s Republic or so-called Luhansk People’s Republic, Zaporizhzhia and Kherson, and Crimea region of Ukraine, Cuba, Iran, North Korea and Syria (each, a “Sanctioned Country”). The Company and its Subsidiaries have not engaged in for the past five years, are not now engaged in, or will not engage in any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any Sanctioned Country. The Company will not directly or indirectly use the proceeds of the offering of the ADSs hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

(l)            Neither the Company nor any of its Subsidiaries has violated or is in violation of applicable export control laws and regulations, including but not limited to the Export Administration Regulations administered by the Bureau of Industry and Security, an agency of the United States Department of Commerce. The Company has instituted, maintained and enforced, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable export control laws and regulations.

(li)            The operations of the Company and its Subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Organized and Serious Crimes Ordinance (Chapter 455 of the Laws of Hong Kong) and the Anti-Money Laundering and Counter-Terrorist Financing (Financial Institutions) Ordinance (Chapter 615 of the Laws of Hong Kong), the applicable anti-money laundering statutes of all jurisdictions where the Company or any of its Subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Company or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(lii)            The audited consolidated financial statements of the Company included in the Pricing Disclosure Package and the Prospectus, together with the related schedules and notes, fairly present in all material respects the consolidated financial position of the Company, its Subsidiaries and consolidated affiliated entities, as applicable, as of the dates indicated and the consolidated results of operations and changes in the consolidated financial position of the Company, its Subsidiaries and consolidated affiliated entities, as applicable, for the periods specified, and such financial statements have been prepared in conformity with U.S. GAAP applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with U.S. GAAP the information required to be stated therein; the summary and selected consolidated financial data included in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included therein; except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(liii)            The section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Pricing Disclosure Package and the Prospectus contains an accurate, complete and fair description of (x) all material trends, demands, commitments, events, uncertainties and risks, and the potential effects thereof that the Company believes would materially affect liquidity and are reasonably likely to occur; and (y) all material off-balance sheet transactions, arrangements and obligations. There are no outstanding guarantees or other contingent obligations of the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect. All governmental tax waivers from national and local governments of the PRC and other local and national PRC tax relief, concession and preferential treatment or obtained by the Company or its Subsidiaries are valid, binding and enforceable;

(liv)            Any third-party statistical, industry-related and market-related data included in the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate, and the Company has obtained the written consents to the use of such data from such sources to the extent required;

(lv)            (A) The Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, technology applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted. The Company and its Subsidiaries have established, implemented and maintained appropriate controls, policies, procedures and technological safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including (i) the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its Subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its Subsidiaries and (ii) all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”) or any such data that may constitute trade secrets and working secrets of any governmental authority or any other data that would otherwise be detrimental to national security or public interest pursuant to the applicable laws) used in connection with the operation of the Company and its Subsidiaries (the “IT Systems and Data”) consistent with industry standards and practices, or as required by applicable regulatory standards. There has been no security breach, violations, outages, unauthorized access or disclosure, attack, incident or other compromise of or relating to such IT Systems and Data, nor any incidents under internal review or investigations relating to the same that had caused a Material Adverse Effect; (B) Except as disclosed in the Pricing Disclosure Package and the Prospectus, neither the Company nor its Subsidiaries have been notified of, and each of them have no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to their IT System and Data that would have a Material Adverse Effect, and (C) the Company and its Subsidiaries have taken all necessary actions to comply with the California Consumer Privacy Act, which has since been amended by the California Privacy Rights Act that came into effect on January 1, 2023 (collectively, the “CCPA”) (and all other applicable laws and regulations with respect to Personal Data that have been announced as of the date hereof as becoming effective within 12 months after the date hereof, and for which any non-compliance with same would be reasonably likely to create a material liability) as soon they take effect. The Company and its Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification.

(lvi)            (A) Each of the Company and its Subsidiaries has complied with all applicable laws concerning cybersecurity, data protection, confidentiality and archive administration (collectively, the “Data Protection Laws”); (B) neither the Company nor any Subsidiaries is, or is expected to be classified as, a “critical information infrastructure operator” under the Cybersecurity Law of the PRC; (C) neither the Company nor any of its Subsidiaries is subject to any investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review by the CAC, the CSRC, or any other relevant governmental authority; (D) neither the Company nor any of its Subsidiaries has received any notice (including, without limitation, any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant cybersecurity, data privacy, confidentiality or archive administration governmental authority alleging any breach or non-compliance by it of the applicable Data Protection Laws or prohibiting the transfer of data to a place outside the relevant jurisdiction; (E) neither the Company nor any of its Subsidiaries has received any claim for compensation from any person in respect of its business under the applicable Data Protection Laws and industry standards in respect of inaccuracy, loss, unauthorized destruction or unauthorized disclosure of data and there is no outstanding order against the Company or any of its Subsidiaries in respect of the rectification or erasure of data; (F) no warrant has been issued authorizing the cybersecurity, data privacy, confidentiality or archive administration governmental authority (or any of its officers, employees or agents) to enter any of the premises of the Company or any of its Subsidiaries for the purposes of, inter alia, searching them or seizing any documents or other materials found there; (G) neither the Company nor any of its Subsidiaries has received any communication, enquiry, notice, warning or sanctions with respect to the Cybersecurity Law of the PRC or from the CAC or pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); (H) the Company is not aware of any pending or threatened investigation, inquiry or sanction relating to cybersecurity, data privacy, confidentiality or archive administration, or any cybersecurity review, by the CAC, the CSRC, or any other relevant governmental authority on the Company or any of its Subsidiaries or any of their respective directors, officers and employees; (I) the Company is not aware of any pending or threatened actions, suits, claims, demands, investigations, judgments, awards and proceedings on the Company and any of its Subsidiaries or any of their respective directors, officers and employees pursuant to the Data Protection Laws (including, without limitation, the CSRC Archive Rules); and (J) neither the Company nor any of its Subsidiaries has received any objection to the transactions contemplated under this Agreement and the Deposit Agreement from the CSRC, the CAC or any other relevant governmental authority , except where in the case of (A), (D), (E), (F), (G), (H) and (I), any such breach, violation or default would not, in dividually or in the aggregate, have a Material Adverse Effect.

(lvii)            The choice of the law of the State of New York as the governing law of this Agreement or the Deposit Agreement is a valid choice of law under the laws of the Cayman Islands and will be observed and given effect by courts in the Cayman Islands. The Company has the power to submit, and pursuant to Section 18 hereof, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each United States federal court and New York state court located in the Borough of Manhattan, in the City of New York, New York, U.S.A. (each, a “New York Court”). The Company has the power to submit, and, pursuant to Section 7.6 of the Deposit Agreement has legally, validly and effectively submitted, to the personal jurisdiction of each New York Court. The Company has the power to designate, appoint and authorize, and pursuant to Section 18 hereof and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably designated, appointed an authorized agent for service of process in any action arising out of or relating to this Agreement or the Deposit Agreement in any New York Court, and service of process effected on such authorized agent will be effective to confer valid personal jurisdiction over the Company as provided in Section 18 hereof and Section 7.6 of the Deposit Agreement;

(lviii)            The Company or any of its respective properties, assets or revenues does not have any right of immunity under the laws of Cayman Islands, PRC, New York or any other jurisdiction where the Company and its Subsidiaries were incorporated or operate, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Cayman Islands, PRC, New York, United States federal court or any court under the jurisdiction where the Company and its Subsidiaries were incorporated or operate, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement or the Deposit Agreement; and, to the extent that the Company, or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings may at any time be commenced, the Company waives or will waive such right to the extent permitted by law and has consented to such relief and enforcement as provided in Section 18 hereof;

(lix)            A judgment obtained in the New York Court in respect of this Agreement and the Deposit Agreement will be recognized and enforced in (i) the courts of the Cayman Islands at common law, without any re-examination of the merits of the underlying dispute, by an action commenced on the foreign judgment debt in the Grand Court of the Cayman Islands, provided such judgment (a) is given by a foreign court of competent jurisdiction; (b) imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given; (c) is final; (d) is not in respect of taxes, a fine or a penalty; and (e) was not obtained in a manner and is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands, and (ii) PRC courts, subject to compliance with relevant civil procedural requirements under the PRC Civil Procedures Law and/or any uncertainties as set forth in the Pricing Disclosure Package and the Prospectus. It is not necessary that this Agreement, the Deposit Agreement, the Pricing Prospectus, the Prospectus or any other document be filed or recorded with any court or other authority in the Cayman Islands or the PRC, except as disclosed in the Pricing Disclosure Package and the Prospectus;

(lx)            Except as disclosed in the Pricing Prospectus and the Prospectus, the Company has not sold, issued or distributed any Ordinary Shares during the six-month period preceding the date hereof, including any sales pursuant to Rule 144A under, or Regulation D or S of, the Securities Act, other than shares issued pursuant to employee benefit plans, qualified share option plans or other employee compensation plans or pursuant to outstanding options, rights or warrants;

(lxi)            The Company is a “foreign private issuer” as defined in Rule 405 of the Securities Act;

(lxii)            The issuance and sale of Class A Ordinary Shares by the Company to JSC International Investment Fund SPC, Guangzhou Nansha Chicheng Future Industry Investment Fund Partnership (Limited Partnership), Guangqipony Holdings Limited and Kechuangzhihang Holdings Limited (the “CPP Investors”), pursuant to the respective subscription agreement (the “Concurrent Private Placements”) was conducted in accordance with Regulation S under the Securities Act and all requirements of Regulation S were duly complied with by the Company and the CPP Investors. The Concurrent Private Placements will not be integrated with the offering of the Offered Shares hereunder pursuant to applicable rules and regulations issued under the Securities Act; and

(lxiii)            The Company and its activities do not fall within the definition of “prohibited transaction” at 31 C.F.R. § 850.224 with respect to a “covered transaction” described in 31 C.F.R. § 850.210(a)(1) of Provisions Pertaining to U.S. investments in Certain National Security Technologies and Products in Countries of Concern, RIN 1505-AC82 (Oct. 28, 2024).

2.            Subject to the terms and conditions herein set forth, (a) the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per ADS of US$[●], the number of Firm ADSs (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of ADSs to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm ADSs to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm ADSs to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional ADSs as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per ADS set forth in clause (a) of this Section 2, that portion of the number of Optional ADSs as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional ADSs by a fraction, the numerator of which is the maximum number of Optional ADSs which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional ADSs that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [●] Optional ADSs, at the purchase price per ADS set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm ADSs. Any such election to purchase Optional ADSs may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional ADSs to be purchased and the date on which such Optional ADSs are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3.            Upon the authorization by the Representatives of the release of the Firm ADSs, the several Underwriters propose to offer the Firm ADSs for sale upon the terms and conditions set forth in this Agreement and the Prospectus.

4.            (a) The ADSs to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal or other immediately available funds to the accounts specified by the Company to the Representatives at least forty-eight hours in advance. The time and date of such delivery and payment shall be, with respect to the Firm ADSs, [●] [a.m./p.m.], [New York time], on [●], 2024 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional ADSs, [●] [a.m./p.m.], [New York time], on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional ADSs, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm ADSs is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional ADSs, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b)            The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof will be delivered at the offices of Cleary Gottlieb Steen & Hamilton LLP: 37th Floor, Hysan Place, 500 Hennessy Road, Causeway Bay, Hong Kong (the “Closing Location”) all at such Time of Delivery, provided, however, that unless physical delivery is requested by the Representatives, such documents may be delivered electronically.

5.            The Company agrees with each of the Underwriters:

(a)            To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the ADSs, of the suspension of the qualification of the ADSs for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)            Promptly from time to time to take such action as you may reasonably request to qualify the ADSs for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the ADSs, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

(c)            Prior to [●] [a.m./pm.], [New York City time], on the second New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required by law to be delivered in connection with the sales by an Underwriter or dealer and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the ADSs at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act. For the purposes of this Agreement, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close;

(d)            To make generally available to its security holders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its Subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)      (i)      During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Lock-Up Period”), not to, without the prior written consent of the Representatives, (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, its Ordinary Shares, or ADSs, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Ordinary Shares or ADSs (the “Lock-Up Securities”), or publicly disclose the intention to make any offer, sale, pledge, disposition or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Lock-Up Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Ordinary Shares or ADSs or such other securities, in cash or otherwise, (iii) file or submit any registration statement with the Commission relating to the offering of any Lock-Up Securities, or (iv) publicly disclose the intention to do any of the foregoing; The foregoing provisions shall not apply to (a) Lock-Up Securities to be sold hereunder, (b) issuances of Lock-Up Securities pursuant to the conversion or exchange of convertible or exchangeable securities or the exercise of options, in each case outstanding on the date hereof and disclosed in the Pricing Disclosure Package and the Prospectus, (c) grants of employee share options, restricted share units or other equity awards pursuant to the terms of a plan in effect on the date hereof and disclosed in the Pricing Disclosure Package and the Prospectus, and the issuance of Lock-Up Securities for tax withholding purposes upon exercising and/or vesting, as applicable, of equity awards granted under any such plan, (d) any registration statement on Form S-8 with respect to any employee share option plans existing on the date of this Agreement, (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Ordinary Shares or ADSs, provided that (A) such plan does not provide for the transfer of Lock-Up Securities during the Lock-Up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no transfer of Lock-Up Securities may be made under such plan during the Lock-Up Period, or (f) conduct the concurrent private placements as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(ii)            If the Representatives, in their sole discretion, agree to release or waive the restrictions in Lock-up Agreements pursuant to Section 8(m) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f)            During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, upon written request, to furnish to you copies of each report and any definitive proxy statement of the Company furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed or mailed to shareholders; provided that the Company is not required to furnish such reports, communications (financial or other) or financial statements to the extent they are publicly available on the website of the Commission);

(g)            To use the net proceeds received by it from the sale of the ADSs pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(h)            To use its best efforts to list for trading, subject to official notice of issuance, the ADSs on the Exchange;

(i)            If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(j)            Upon reasonable written request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, service marks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the ADSs (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred;

(k)            The Company will indemnify and hold harmless the Underwriters against any stamp, transaction, issuance, capital, documentary, transfer tax or other similar taxes (excluding net income taxes on the Underwriter’s fees), including any interest or penalties thereon, on the creation, issue, sale and delivery of the ADSs to and the initial resale and delivery by the Underwriters and the execution and delivery of this Agreement and the Deposit Agreement. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, and except for any net income, capital gains or franchise taxes imposed on the Underwriters by a taxing jurisdiction as a result of any present or former connection (other than any connection resulting solely from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, the Company shall pay such additional amounts as may be necessary in order that the net amounts received after such withholding or deduction shall equal the amounts that would have been received if no withholding or deduction had been made. All payments made by the Company under this Agreement shall be exclusive of any value added tax or any other tax of a similar nature (“VAT”) which is chargeable thereon and if any VAT is or becomes chargeable in respect of any such payment, the Company shall pay in addition the amount of such VAT; and

(l)            Where there is any material information that shall be reported to the CSRC pursuant to the applicable laws (including, without limitation, the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and supporting guidelines issued by the CSRC (effective from March 31, 2023), as amended, supplemented or otherwise modified from time to time (the “CSRC Filing Rules”) and the Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies issued by the CSRC, Ministry of Finance of the PRC, National Administration of State Secrets Protection of the PRC, and National Archives Administration of the PRC, as amended, supplemented or otherwise modified from time to time (the “CSRC Archive Rules”), to promptly notify the CSRC or the relevant PRC governmental authority and providing it with such material information in accordance with the applicable laws, and promptly notifying the Representatives (for themselves and on behalf of the Underwriters) of such material information to the extent permitted by the applicable laws.

6.            (a) The Company represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company and the Representatives, it has not made and will not make any offer relating to the ADSs that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule II(a) hereto;

(b)            The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic roadshow;

(c)            The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d)            The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications;

(e)            Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7.            [The Company covenants and agrees with the several Underwriters that (a) the Company will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the ADSs under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum, the Deposit Agreement, closing documents (including any compilations thereof) and any other documents (including certificates representing ADSs) in connection with the offering, purchase, sale and delivery of the ADSs; (iii) all expenses in connection with the qualification of the ADSs for offering and sale under state securities laws as provided in Section 5(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection the preparation and filing of the Form 8-A Registration Statement relating to the ADSs and all costs and expenses incident to listing the ADSs on the Exchange; and (v) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Offered Securities by FINRA, (vi) the costs and charges of any transfer agent, registrar or depositary, (vii) the costs and expenses of the Company including any costs and expenses paid by Underwriters on behalf of the Company relating to any investor presentations on any Testing-the-Waters Communications or any “road show” undertaken in connection with the marketing of the offering of the Offered Securities, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, expenses associated with hosting investor meetings or luncheons, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel, meals and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show, (viii) reasonable out-of-pocket expenses incurred by the Representatives in connection with the offering of the ADSs, including but not limited to all travelling fees and expenses, costs and expenses in connection with the marketing of the offering of the ADSs, and expenses associated with the preparation or dissemination of any electronic roadshow, provided that the aggregate amount payable by the Company to each of the Representatives under this Section 7(viii) shall not exceed US$300 thousand; and (ix) all other costs and expenses incident to the performance of the obligations of the Company hereunder for which provision is not otherwise made in this Section; (b) the Company will pay or cause to be paid: (i) the cost of preparing share certificates; if applicable (ii) the cost and charges of any transfer agent or registrar, and (iii) all other costs and expenses incident to the performance of its obligations hereunder which are not otherwise specifically provided for in this Section. It is understood that the Company shall bear the cost of any other matters not directly relating to the sale and purchase of the ADSs pursuant to this Agreement and the Deposit Agreement.]

8.            The obligations of the Underwriters hereunder, as to the ADSs to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)            The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act with the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b)            Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Underwriters, shall have furnished to the Representatives such written opinion or opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(c)            Davis Polk & Wardwell LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinions and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d)            Jingtian & Gongcheng, PRC counsel for the Underwriters, shall have furnished to the Representatives their written opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(e)            Haiwen & Partners, PRC counsel for the Company, shall have furnished to the Representatives their written opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(f)            MagStone Law, LLP, U.S. counsel for the Company, shall have furnished to the Representatives their written opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(g)            Davis Polk & Wardwell, Hong Kong counsel for the Company, shall have furnished to the Representatives their written opinions, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(h)            Walkers (Hong Kong), Cayman Islands counsel for the Company, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(i)            White & Case LLP, counsel for the Depositary, shall have furnished to the Representatives their written opinion, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(j)            On the date of the Prospectus, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, Deloitte Touché Tohmatsu Certified Public Accountants LLP shall have furnished to the Representatives a comfort letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to the Representatives;

(k)            Subsequent to the execution and delivery of this Agreement, there shall not have been (i) any change in the condition (financial or otherwise), results of operations, business, properties, prospects, shareholders’ equity or management of the Company and its Subsidiaries taken as a whole which, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to market the Offered Shares; (ii) any change in either U.S., Cayman Islands, Hong Kong or PRC or international financial, political or economic conditions or currency exchange rates or exchange controls or any adverse legislative or regulatory development the effect of which is such as to make it, in the judgment of the Representatives, impractical to market or to enforce contracts for the sale of the Offered Shares, whether in the primary market or in respect of dealings in the secondary market; (iii) any suspension or material limitation of trading in securities generally on the NYSE or Nasdaq; (iv) any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (v) any banking moratorium declared by any U.S. federal, New York or PRC authorities; (vi) any major disruption of settlements of securities, payment or clearance services in the United States; or (vii) any development involving a prospective change or effect, in or affecting the ability of the Company to perform its obligations under this Agreement and the Deposit Agreement, including the issuance and sale of the ADSs, or to consummate the transactions contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the effect of which, in any such case, is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the ADSs being delivered at such Time of Delivery on the terms and in the manner contemplated in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(l)            The ADSs to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(m)            The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the parties listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Representatives (the “Lock-up Agreements”);

(n)            The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(o)            The Company shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company, herein at and as of such Time of Delivery, as to the performance by the Company of all of its respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company shall have furnished or caused to be furnished certificates as to the matters set forth in this Section 8;

(p)            The Chief Financial Officer of the Company shall have furnished to the Representatives, dated the date hereof and each Time of Delivery, a certificate in the form attached hereto as Annex III;

(q)               The Company shall have delivered to the Underwriters executed copies of an agreement between the Company and the Depositary, in form and substance satisfactory to the Representatives, to the effect that, unless consented to by the Company, during the Lock-Up Period the Depositary will not accept any Ordinary Shares for deposit under the Deposit Agreement (the “Depositary Side Letter”). The Company covenants that it will not release the Depositary from the obligations set forth in, or otherwise amend, terminate, fail to enforce or provide any consent under, the Depositary Side Letter during the Lock-Up Period without the prior written consent of each of the Representatives. Notwithstanding the foregoing, the Company acknowledges the Lock-up Agreements referenced in Section 8(m) hereof between the Representatives, on the one hand, and each of the parties listed on Schedule III hereto, on the other hand, and the Company and the Representatives agree that the Representatives shall have the sole discretion with respect to the release for transfers of securities permitted under the Lock-up Agreements;

(r)            The Deposit Agreement shall be in full force and effect;

(s)            the CSRC has accepted the CSRC Filings and published the filing results in respect of the CSRC Filings on its website, and such notice of acceptance and/or filing results published not having otherwise been rejected, withdrawn, revoked or invalidated; and

(t)            At each Time of Delivery, the Underwriters shall have received a certificate of the Depositary, in form and substance satisfactory to the Underwriters, executed by one of its authorized officers with respect to the deposit with the custodian under the Deposit Agreement of the Offered Shares to be purchased against the issuance of the ADRs evidencing such ADSs, the execution, issuance, countersignature and delivery of the ADRs evidencing such ADSs pursuant to the Deposit Agreement and such other matters related thereto as the Representatives may reasonably request.

9.            (a) The Company will indemnify and hold harmless each Underwriter, each affiliate of any Underwriter within the meaning of Rule 405 under the Act, and such Underwriter’s and affiliates’ respective directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (x) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the ADS Registration Statement or any amendment thereof, any preliminary prospectus, the Pricing Prospectus or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Securities Act (a “roadshow”), any “issuer information” that the Company has filed, or is required to file pursuant to Rule 433(d) under the Securities Act or any Testing-the-Waters Communications, the Prospectus or any amendment or supplement thereto, or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made solely in reliance upon and in conformity with the Underwriter Information (as defined Section 9(b) of this Agreement), and (y) the filing of the CSRC Filings in connection with the offering and any amendments or supplements thereto, and any information contained in the CSRC Filings (including any amendments or supplements thereto) being untrue, inaccurate or incomplete or containing false record, misleading statement or material omission or containing alleged untrue, incorrect or inaccurate statement of fact, or omitting or being alleged to have omitted a fact necessary to make any statement therein, in the light of the circumstances under which it was made, not misleading, or not containing, or being alleged not to contain, all information in the context of this offering or otherwise required to be contained thereto or being or alleged to be defamatory of any person or any jurisdiction, except insofar as such losses, claims, damages or liabilities are caused solely by any such untrue, inaccurate, incomplete or false statement or omission based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter for use in the CSRC Filings; it being understood that the only information furnished by the Underwriters to the Company for use in the CSRC Filings is the names of the Underwriters.

(b)            Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, its directors, officers, employees and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Company Indemnified Party”) against any losses, claims, damages or liabilities to which such Company Indemnified Party may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Written Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the such Company Indemnified Party any legal or other expenses reasonably incurred by such Company Indemnified Party in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the names and addresses of the Underwriters contained in the first and the seventh paragraph under the caption “Underwriting”.

(c)            Promptly after receipt by an indemnified party under subsections (a)  or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of additional counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)            If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the ADSs. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the ADSs underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e)            The obligations of the Company under this Section 9 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Act.

10.            (a) If any Underwriter shall default in its obligation to purchase the ADSs that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such ADSs on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such ADSs, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such ADSs on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such ADSs, or the Company notifies the Representatives that it has so arranged for the purchase of such ADSs, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such ADSs.

(b)            If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased does not exceed one-tenth of the aggregate number of all the ADSs to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of ADSs which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of ADSs which such Underwriter agreed to purchase hereunder) of the ADSs of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)            If, after giving effect to any arrangements for the purchase of the ADSs of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such ADSs which remains unpurchased exceeds one-tenth of the aggregate number of all of the ADSs to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase ADSs of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional ADSs) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11.            The respective indemnities, agreements, representations, warranties and other statements of the Company and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the ADSs.

12.            [If this Agreement shall be terminated pursuant to Section 10 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any ADSs are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the ADSs for any reason permitted under this Agreement, the Company will reimburse the Underwriters through the Representatives for all out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the ADSs not so delivered, but the Company shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.]

13.            In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, confirmed email or facsimile transmission to Goldman Sachs (Asia) L.L.C., 68th Floor, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong, Attention: Equity Capital Markets, Merrill Lynch (Asia Pacific) Limited, 55/F, Cheung Kong Center, 2 Queen’s Road Central, Central, Hong Kong, Attention: Equity Capital Markets, Deutsche Bank AG, Hong Kong Branch, 60/F, International Commerce Centre, 1 Austin Road West, Kowloon, Hong Kong, Attention: Equity Capital Markets, and Huatai Securities (USA), Inc., 21 Floor East, 280 Park Avenue, New York, NY 10017, United States Attention: Equity Capital Markets, Bryan Lin; and if to the Company shall be delivered or sent by mail, confirmed email or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Chief Financial Officer. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.            This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company and each person who controls the Company or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the ADSs from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15.            Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.            The Company acknowledges and agrees that (i) the purchase and sale of the ADSs pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company except the obligations expressly set forth in this Agreement and (iv) the Company has consulted its own legal and financial advisors to the extent it deemed appropriate. The Company agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

17.            This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the Underwriters, or any of them, with respect to the subject matter hereof, except for the letter of indemnity dated May 16, 2023 entered into between the Company and its subsidiary, on the one hand, and Goldman Sachs (Asia) L.L.C. and Merrill Lynch (Asia Pacific) Limited, on the other hand, and the certificate of representations and undertaking executed by the Company on the same date (the “Letter of Indemnity”).

18.            This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York. Each of the parties hereto irrevocably (i) agrees that any legal suit, action or proceeding against the Company brought by any Underwriter or by any person who controls any Underwriter arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in any New York Court, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such proceeding and (iii) submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed Cogency Global Inc., as its authorized agent (the “Authorized Agent”) upon whom process may be served in any such action arising out of or based on this Agreement or the transactions contemplated hereby which may be instituted in any New York Court by any Underwriter or by any person who controls any Underwriter, expressly consent to the jurisdiction of any such court in respect of any such action, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. The Company represents and warrants that the Authorized Agent has agreed to act as such agent for service of process and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company shall be deemed, in every respect, effective service of process upon the Company.

19.            The Company and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20.            This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

21.            Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22.            Recognition of the U.S. Special Resolution Regimes.

(a)            In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c)            As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and each of the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Pony AI Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and the several Underwriters named in Schedule I to the Underwriting Agreement

Goldman Sachs (Asia) L.L.C. (Incorporated in Delaware, U.S.A. with limited liability)

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and the several Underwriters named in Schedule I to the Underwriting Agreement

Merrill Lynch (Asia Pacific) Limited

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and the several Underwriters named in Schedule I to the Underwriting Agreement

Deutsche Bank AG, Hong Kong Branch

By:
Name:
Title:

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

Accepted as of the date hereof

Acting on behalf of itself and the several Underwriters named in Schedule I to the Underwriting Agreement

Huatai Securities (USA), Inc.

By:
Name:
Title:

[Signature Page to Underwriting Agreement]

SCHEDULE I

Underwriter	Total Number of Firm ADSs to be Purchased	Number of Optional ADSs to be Purchased if Maximum Option Exercised
Goldman Sachs (Asia) L.L.C.	[●]	[●]
Merrill Lynch (Asia Pacific) Limited	[●]	[●]
Deutsche Bank AG, Hong Kong Branch	[●]	[●]
Huatai Securities (USA), Inc.	[●]	[●]
Tiger Brokers (NZ) Limited	[●]	[●]

Total	[●]	[●]

SCHEDULE II

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [●]

(b)	Additional documents incorporated by reference

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per ADS is US$[●]

The number of ADSs purchased by the Underwriters is [●] (not including the Optional ADSs).

(d)	Written Testing-the-Waters Communications

[None]

SCHEDULE III

Name of Lock-up Parties

All directors and officers of the Company.

All shareholders and CPP Investors of the Company.

ANNEX I
FORM OF PRESS RELEASE

Pony AI Inc.

[Date]

Pony AI Inc. (the “Company”) announced today that Goldman Sachs (Asia) L.L.C., Merrill Lynch (Asia Pacific) Limited, Deutsche Bank AG, Hong Kong Branch, and Huatai Securities (USA), Inc., the joint book-running managers in the recent public sale of [●] American Depositary Shares, representing [●] Class A ordinary shares of the Company, are [waiving] [releasing] a lock-up restriction with respect to [●] shares of the Company’s ordinary shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [●], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

ANNEX II
FORM OF LOCK-UP AGREEMENT

Goldman Sachs (Asia) L.L.C., and
Merrill Lynch (Asia Pacific) Limited
Deutsche Bank AG, Hong Kong Branch

Huatai Securities (USA), Inc.

c/o Goldman Sachs (Asia) L.L.C.
68th Floor, Cheung Kong Center,
2 Queen’s Road Central
Hong Kong

c/o Merrill Lynch (Asia Pacific) Limited
55/F Cheung Kong Center
2 Queen’s Road Central
Central, Hong Kong

c/o Deutsche Bank AG, Hong Kong Branch

60/F, International Commerce Centre

1 Austin Road West, Kowloon

Hong Kong

c/o Huatai Securities (USA), Inc.

21 Floor East, 280 Park Avenue

New York, NY 10017

United States

Re: Pony AI Inc. - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs (Asia) L.L.C., Merrill Lynch (Asia Pacific) Limited, Deutsche Bank AG, Hong Kong Branch and Huatai Securities (USA), Inc., as representatives (the “Representatives”) on behalf of the several Underwriters named in Schedule I to the Underwriting Agreement (as defined below) (collectively, the “Underwriters”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Pony AI Inc., an exempted company incorporated in the Cayman Islands (the “Company”), providing for a public offering (the “Offering”) of Class A ordinary shares, par value US$0.0005 per share, of the Company (the “Class A Ordinary Shares”), represented by American Depositary Shares (“ADSs”) pursuant to a Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the ADSs, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date of the final prospectus (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any Class A Ordinary Shares, Class B ordinary shares, par value US$0.0005 per share of the Company (together with Class A Ordinary Shares, “Ordinary Shares”), or ADSs, or any options or warrants to purchase any Ordinary Shares or ADSs, or any securities convertible into, exchangeable for or that represent the right to receive Ordinary Shares or ADSs (such options, warrants or other securities, collectively, together with Ordinary Shares and ADSs, the “Securities”) owned by the undersigned, including without limitation any such Securities now owned or hereafter acquired by the undersigned, (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of any Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above.

The foregoing provisions shall not apply to (a) transactions relating to Securities acquired in the Offering or otherwise in open market transactions, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) shall be required or shall be voluntarily made in connection with subsequent sales of the Securities acquired in such transactions during the Lock-Up Period, (b) Transfers of shares of the Securities pursuant to the Underwriting Agreement, (c) Transfers of shares of the Securities as a bona fide gift or by will or intestate succession upon the death of the undersigned, (d) Transfers of shares of the Securities to any immediate family member of the undersigned, any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, or to any entity beneficially owned and controlled by the undersigned or any immediate family member of the undersigned, (e) Transfers of shares of the Securities by operation of law, including pursuant to an order of a court (including a domestic order or a negotiated divorce settlement) or regulatory agency, (f) if the undersigned is a partnership, limited liability company or corporation, as part of distributions, Transfers, dispositions or tender of shares of the Securities to limited partners or shareholders or an entity beneficially owned and controlled by, or under the common control with the undersigned, (g) the conversion of any outstanding securities into shares of the Ordinary Shares as described in the final prospectus relating to the Offering, provided that such Ordinary Shares shall remain subject to the terms of this Lock-Up Agreement for the remainder of the Lock-Up Period, (h) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the Transfer of Ordinary Shares or ADSs, provided that (A) such plan does not provide for the Transfer of Ordinary Shares or ADSs during the Lock-Up Period and (B) to the extent a public announcement or filing under the Exchange Act, if any, is required of or voluntarily made by or on behalf of the undersigned or the Company regarding the establishment of such plan, such announcement or filing shall include a statement to the effect that no Transfer of Ordinary Shares or ADSs may be made under such plan during the Lock-Up Period, (i) a sale or surrender to the Company by the undersigned or a withholding by the Company for tax withholding purposes in connection with the vesting of equity awards of the undersigned that are subject to a taxable event upon vesting, and (j) Transfers of shares of Securities to the Company pursuant to grant agreements entered into between the Company and its employees pursuant to its publicly disclosed share incentive plan existing on the date hereof that provides for the repurchase by the Company in connection with the termination of the undersigned’s employment or directorship with the Company or any subsidiaries or consolidated affiliated entity of the Company, provided that in the case of any Transfer or distribution pursuant to clause (c), (d), (e) or (f), (x) each donee, trustee, distributee or transferee, as the case may be, shall sign and deliver to the Representatives a lock-up agreement substantially in the form of this Lock-Up Agreement for the remainder of the Lock-Up Period and (y) excluding in relation to any Transfer or distribution pursuant to clause (e) no public announcement or filing, reporting a reduction in beneficial ownership of Ordinary Shares, shall be required or shall be voluntarily made during the Lock-Up Period. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a Transfer of Ordinary Shares or ADSs, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a Transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this Lock-Up Agreement to the extent and for the duration that such terms remain in effect at the time of the Transfer.

This Lock-Up Agreement shall terminate and the undersigned shall be released from its obligations hereunder on the earlier of (i) the date that the Company advises the Underwriters in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) April 30, 2025, if the Offering has not been completed by that date, or (iii) subsequent to signing the Underwriting Agreement, the Underwriting Agreement is terminated prior to payment for and delivery of the ADSs to be sold thereunder.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

This Lock-Up Agreement is governed by, and to be construed in accordance with, the internal laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[Exact Name of Shareholder/Director/Officer]

[Authorized Signature]

[Title]

ANNEX III
FORM OF CERTIFICATE OF CHIEF FINANCIAL OFFICER